First Quarter 2017 Earnings Presentation Exhibit 99.2

2 Important Notice This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares Management, L.P. (“Ares”), including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and Ares assumes no obligation to update or revise any such forward-looking statements. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds, as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Ares. Management uses certain non-GAAP financial measures, including assets under management, fee paying assets under management, economic net income and distributable earnings, to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds that the company consolidates with its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum.

3 First Quarter Highlights 1. Net inflows represents gross commitments less redemptions. 2. Includes ARCC Part I Fees of $33.3 million for the three months ended March 31, 2017. Difference between GAAP and Stand Alone management fees represents $4.7 million from Consolidated Funds that is eliminated upon consolidation. 3. Total pro forma units of 215,215,771 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company’s equity- based awards. Please refer to slides 18 and 31 in this presentation for further information. After-tax Economic Net Income per unit is net of the preferred unit distribution. 4. After-tax Distributable Earnings per common unit is net of the preferred unit distribution. 5. Payable on June 5, 2017 to unitholders of record as of May 22, 2017. 6. Payable on June 30, 2017 to unitholders of record as of June 15,2017. Assets Under Management • Total Assets Under Management of $99.8 billion • Total Fee Paying AUM of $69.2 billion • Available Capital of $24.2 billion • AUM Not Yet Earning Fees that is available for future deployment of $10.3 billion • Raised $3.1 billion in gross new capital with net inflows of $2.5 billion(1) for the quarter ended March 31, 2017 • Added $3.6 billion of AUM through ARCC'S acquisition of ACAS • Capital deployment of $3.6 billion for the quarter ended March 31, 2017, of which $2.6 billion was related to our drawdown funds for the period Financial Results Distributable Earnings and Distributions • Q1-17 GAAP net loss attributable to Ares Management, L.P. of $41.1 million ◦ Q1-17 GAAP net loss reflects the recognition of a one-time transaction support payment of $275.2 million in connection with ARCC's acquisition of ACAS ◦ Although the one-time transaction support payment was expensed, we believe the ARCC acquisition of ACAS will create significant long-term value for Ares Management. In connection with this acquisition on January 3, 2017, our AUM increased by $3.6 billion, or $2.8 billion of FPAUM • Q1-17 GAAP basic and diluted loss per common unit of $0.58 • Q1-17 GAAP management fees of $172.0 million(2) • Q1-17 Stand Alone management and other fees of $181.6 million(2) • Q1-17 Fee Related Earnings of $46.7 million • Q1-17 Performance Related Earnings of $29.1 million • Q1-17 Economic Net Income of $75.9 million and after-tax Economic Net Income of $0.30 per unit(3) • Q1-17 Distributable Earnings of $40.9 million • Q1-17 after-tax Distributable Earnings of $0.14 per common unit(4) • Declared Q1-17 distributions of $0.13 per common unit(5) and $0.4375 per preferred unit(6)

4 Gross New Capital Commitments – First Quarter of 2017(1) 1. Represents gross new commitments during Q1-17, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. $ in millions Q1 2017 Comments Credit Group Junior Capital Private Direct Lending Fund $1,170 Commingled fund equity commitments to a new strategy U.S. Direct Lending 835 New and additional equity ($770mm) and debt commitments ($65mm) to various funds and separately managed accounts U.S. CLOs 409 Priced and closed a new U.S. CLO E.U. Direct Lending 214 Equity commitments to separately managed accounts Other Credit Funds 119 New and additional equity commitments to various funds Total Credit Group $2,747 Private Equity Group Private Equity Funds $42 Additional equity commitments to Private Equity funds Total Private Equity Group $42 Real Estate Group ACRE $273 Additional debt commitments U.S. Equity 19 Additional equity commitments Total Real Estate Group $292 Total $3,081 #679FD1 #49749B #225070 #1E3154 #75B8F4 #DBE6EF #A7D1EA #ACACAC #828282 #D2D2D2

Assets Under Management

AUM of $99.8 billion as of March 31, 2017 increased 6.7% year over year

- Q1-17 net new capital commitments of $3.1 billion, including $2.3 billion in equity commitments and $0.7 billion in debt commitments
  - Of the $3.1 billion raised during the quarter, $0.6 billion is already earning fees and another $2.2 billion is expected to become FPAUM upon deployment or initiation of the fee accrual period
- Includes $3.6 billion in AUM through Ares Capital Corporation's ("ARCC") acquisition of American Capital,Ltd ("ACAS") which closed on January 3, 2017
- AUM growth was partially offset by distributions/redemptions of $1.8 billion,[2] primarily in funds past their reinvestment periods in the Private Equity and Credit Groups, and by reduction in leverage of $1.3 billion, primarily due to paydowns of loans in ARCC's SSLP program of $0.5 billion and run-off in CLOs

FPAUM of $69.2 billion as of March 31, 2017 increased 18.7% year over year

- Increase in FPAUM was primarily attributable to management fees turning on for ACOF V, which includes $7.6 billion of fee paying AUM (effective March 3, 2017) and ARCC's acquistion of ACAS which included $2.8 billion of fee paying AUM

AUM ($ in billions)



$93.6
$10.2
$25.1
$58.3
$95.3
$9.8
$25.0
$60.5
$99.8
$9.9
$24.7
$65.2
Q1-16
Q4-16
Q1-17
Credit
Private Equity
Real Estate

FPAUM ($ in billions)



$58.3
$6.7
$12.0
$39.6
$60.5
$6.5
$11.3
$42.7
$69.2
$6.3
$17.2
$45.7
Q1-16
Q4-16
Q1-17
Credit
Private Equity
Real Estate

Note: For definitions of AUM and FPAUM please refer to the "Glossary" slide in the appendix.

1. As of March 31, 2017, AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and a registered investment adviser.
2. For Q1-17, distributions totaled $1.2 billion and redemptions totaled $0.6 billion.

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6 AUM and FPAUM Duration As of March 31, 2017, approximately 78% of AUM and 76% of FPAUM had a duration longer than 3 years ◦ Within our Managed Accounts category, 61% of AUM and 66% of FPAUM has been with the firm longer than 3 years as of March 31, 2017 14% 24% 7% 17% 7% 30% 6% 22% 6% 20% Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Managed Accounts 78% 15% 76% 16% 15% 20% 27% 6% 16% AUM: $99.8 billion FPAUM: $69.2 billion 18% 16% 19% 22% 4% 21%

Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM of $55.9 billion as of March 31, 2017 grew 16.8% year over year

- The increase was driven by $4.1 billion related to ARCC (primarily from ARCC's acquisition of ACAS), as well as increases across structured credit and U.S. and E.U. direct lending and private debt funds and separately managed accounts

Incentive Generating AUM of $20.2 billion as of March 31, 2017 increased by 90.8% year over year

- The increase was primarily driven by funds exceeding their hurdle rates in our Private Equity and Credit Groups, as well as additional fundraising and deployment by funds in our Credit Group

Of the $35.7 billion of incentive eligible AUM that is currently invested, 56.7% is incentive generating

- Of the $20.2 billion of incentive eligible AUM to be invested, approximately 72.9% or $14.7 billion[1] is to be invested in funds already above their hurdles

Incentive Eligible AUM



($ in millions)
$47,878
$6,846
$19,294
$21,738
$50,747
$6,577
$19,462
$24,708
$55,899
$6,610
$19,652
$29,637
Q1-16
Q4-16
Q1-17
Credit
Private Equity
Real Estate

Q1-17 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in millions)	Credit	Private Equity	Real Estate	Total
Incentive Generating AUM	**$7,823**	**$8,902**	**$3,482**	**$20,207**
+ Uninvested IEAUM	7,896	10,208	2,139	20,243
+ IEAUM below hurdle	2,212	542	989	3,743
+ ARCC Part II Fees below Hurdle[2]	11,706	-	-	11,706
Incentive Eligible AUM	**$29,637**	**$19,652**	**$6,610**	**$55,899**

Note: For definitions of IGAUM and IEAUM please refer to the "Glossary" slide in the appendix.

1. Includes $7.1 billion of incentive eligible AUM to be invested by ACOF V.
2. ARCC Part II Fees are paid when the cumulative aggregate net capital gains exceed cumulative aggregate realized capital losses and aggregate unrealized capital depreciation less any amounts paid in previous periods. As of March 31, 2017, the cumulative aggregate net capital gains were below the required hurdle by approximately 1.5% of the underlying portfolio of $11.4 billion.

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8 Available Capital and AUM Not Yet Earning Fees Available Capital as of March 31, 2017 increased 5.3% year over year ◦ The increase was primarily driven by additional debt capacity available to ARCC and new commitments to other U.S. Direct Lending funds, which was partially offset by capital deployment in Credit, Private Equity and Real Estate groups AUM Not Yet Earning Fees* as of March 31, 2017 decreased 21.9% year over year ◦ AUM Not Yet Earning Fees decreased from $16.5 billion as of Q1-16 to $12.9 billion as of Q1-17, driven by $7.6 billion of FPAUM for ACOF V which began to pay management fees in Q1 2017 and was partially offset by new AUM Not Yet Earning fees raised during the quarter Available Capital ($ in millions) AUM Not Yet Earning Fees ($ in millions) *AUM Not Yet Earning Fees, also referred to as Shadow AUM, is our AUM that is not currently generating fees and is eligible to earn management fees upon deployment. Q1-16 Q4-16 Q1-17 $7,907 $8,330 $10,544 $11,482 $11,876 $10,808 $3,591 $22,980 $3,029 $23,235 $2,851 $24,203 Credit Private Equity Real EstateCredit Private Equity Real Estate Q1-16 Q4-16 Q1-17 $6,525 $7,744 $9,578 $9,082 $9,313 $2,445 $892 $16,499 $917 $17,974 $870 $12,893

9 $7,572 $2,060 $646 AUM Not Yet Earning Fees Available for Future Deployment: $10.3 billion AUM Not Yet Earning Fees As of March 31, 2017, AUM Not Yet Earning Fees of $12.9 billion could generate approximately $138.1 million in potential incremental annual management fees, of which $107.8 million relates to the $10.3 billion of AUM Available for Future Deployment* $10.3 billion of AUM Not Yet Earning Fees was available for future deployment as of March 31, 2017 ◦ The $10.3 billion includes approximately $5.9 billion relating to U.S. and E.U. direct lending and private debt funds, $1.0 billion in ACOF IV, and $1.0 billion in structured credit funds, among other funds *No assurance can be made that such results will be achieved. Assumes the AUM not yet paying fees as of March 31, 2017 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain funds, some of which may be material. Reference to $138.1 million includes approximately $24.2 million in potential incremental management fees from deploying undrawn/available credit facilities at ARCC (in excess of 0.75X leverage), which may not be drawn due to leverage target limitations and restrictions. Excludes any potential ARCC Part I Fees. 1. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but for which capital is available to be called for follow-on investments in existing portfolio companies. There is no assurance such capital will be invested. $10.3 billion of AUM Not Yet Earning Fees was available for future deployment as of March 31, 2017 ($ in millions)($ in millions) Capital Available for Future Deployment Capital Available for Deployment for Follow-on Investments (1) Available Capital Currently in Funds Unlikely to Be Drawn Due to Leverage Targets and Restrictions Funds in or Expected to Be in Wind-down Credit Private Equity Real Estate $10,278 $655 $1,614 $346 AUM Not Yet Earning Fees: $12.9 billion

10 $2,356 $1,030 $177 Q1-17 Capital Deployment Breakdown: $3.6 billion Capital Deployment(1) Total gross invested capital during Q1-17 of $3.6 billion compared to $1.4 billion in Q1-16 ◦ Of the total amount, $2.6 billion was related to deployment in our drawdown funds compared to $1.1 billion for the same period in 2016 ◦ Of our drawdown funds, the most active investment strategies were U.S. and E.U. Direct Lending and Private Equity ($ in millions) (2) 1. Capital deployment figures exclude deployment from permanent capital vehicles. 2. Non-drawdown funds includes new capital deployed by managed accounts and CLOs but excludes recycled capital. $2,582 $981 Drawdown Funds Non-drawdown Funds(2) Credit Private Equity Real Estate Credit Private Equity Real Estate Q1 2017 Capital Deployment in Drawdown Funds: $2.6 billion Q1-17 Strategies • U.S. Direct Lending • E.U. Direct Lending • Corporate Private Equity • U.S. Real Estate Equity • E.U. Real Estate Equity • Structured Credit Q1-16 Q1-17 $766 $1,375 $185 $1,030 $138 $1,089 $177 $2,582 Q1 2017 Capital Deployment by Type: $3.6 billion ($ in millions)

11 $ in thousands, except share data Three Months Ended March 31, 2017 2016 Revenues Management fees (includes ARCC Part I Fees of $33,257 and $28,625 for the three months ended March 31, 2017 and 2016, respectively) $172,045 $158,433 Performance fees 55,172 (29,947) Administrative and other fees 14,440 7,529 Total revenues $241,657 $136,015 Expenses Compensation and benefits $124,339 $110,679 Performance fee compensation 40,702 (21,330) General, administrative and other expenses 47,338 39,962 Transaction support expense 275,177 — Expenses of the Consolidated Funds $3,911 227 Total expenses $491,467 $129,538 Other income (expense) Net interest and investment expense (includes interest expense of $4,879 and $4,855 for the three months ended March 31, 2017 and 2016, respectively) $(2,135) $(3,359) Other income, net 16,496 5,241 Net realized and unrealized gain on investments 2,655 5,142 Net interest and investment income of the Consolidated Funds (includes interest expense of $31,322 and $22,449 for the three months ended March 31, 2017 and 2016, respectively) 10,170 7,332 Net realized and unrealized gain (loss) on investments of Consolidated Funds 32,036 (29,807) Total other income (expense) $59,222 $(15,451) Loss before taxes $(190,588) $(8,974) Income tax expense (benefit) (34,264) 4,665 Net loss $(156,324) $(13,639) Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds $15,855 $(11,979) Less: Net income attributable to redeemable interests in Ares Operating Group entities — 10 Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities (131,045) 1,420 Net loss attributable to Ares Management, L.P. $(41,134) $(3,090) Preferred equity distributions paid $5,425 — Net loss attributable to Ares Management, L.P. common unitholders $(46,559) $(3,090) Net loss attributable to Ares Management, L.P. per common unit Basic $(0.58) $(0.04) Diluted $(0.58) $(0.04) Weighted-average common units Basic 81,106,734 80,683,051 Diluted 81,106,734 80,683,051 Distribution declared and paid per common unit $0.28 $0.20 GAAP Statements of Operations

Stand Alone Financial Summary

$ in thousands, except share data (unless otherwise noted)	Three Months Ended March 31,			Twelve Months Ended March 31,		
	2017	2016	% Change	2017	2016	% Change
Management fees[1]	$176,781	$162,668	9%	$673,564	$651,270	3%
Other fees	4,834	707	NM	16,478	4,341	280%
Compensation and benefits expenses[2]	(100,610)	(95,785)	5%	(389,540)	(367,756)	6%
General, administrative and other expenses[3]	(34,283)	(28,542)	20%	(120,478)	(119,437)	1%
Fee Related Earnings	**$46,722**	**$39,048**	**20%**	**$180,024**	**$168,418**	**7%**
Net performance fees	$17,364	$(9,669)	NM	$160,657	4,546	NM
Net investment income	11,770	(5,231)	NM	68,010	(15,368)	NM
Performance Related Earnings	**$29,134**	**$(14,900)**	**NM**	**$228,667**	**$(10,822)**	**NM**
Economic Net Income	**$75,856**	**$24,148**	**214%**	**$408,691**	**$157,596**	**159%**
(-) Unrealized net performance fees	$13,860	$(14,035)	NM	$66,785	$(42,281)	NM
(-) Unrealized net investment income (loss)	8,323	(8,568)	NM	34,656	(31,315)	NM
(-) Non-core/non-recurring other cash uses[4]	12,764	5,470	133%	43,316	26,617	63%
Distributable Earnings	**$40,909**	**$41,281**	**(1)%**	**$263,934**	**$204,575**	**29%**
(-) Preferred unit distribution	$(5,425)	$0	NM	$(17,601)	$0	NM
Distributable Earnings, net of preferred unit distribution	**$35,484**	**$41,281**	**(14)%**	**$246,333**	**$204,575**	20%
After-tax Distributable Earnings per common unit, net of preferred unit distribution[5]	**$0.14**	**$0.15**	**(7)%**	**$0.99**	**$0.80**	**24%**
After-tax Economic Net Income, net of preferred unit distribution	**$63,798**	**$16,583**	**285%**	**$350,775**	**$127,143**	176%
After-tax Economic Net Income per unit, net of preferred unit distribution[6]	**$0.30**	**$0.08**	**275%**	**$1.64**	**$0.60**	**173%**

Other Data			
Total fee revenue[7]	**$194,145**	**$152,999**	**27%**
Effective management fee rate[8]	**1.12%**	**1.11%**	**1%**

1.Includes ARCC Part I Fees of $33.3 million and $28.6 million for Q1-17 and Q1-16, respectively, and $125.8 million and $121.1 million for Q1-17 LTM and Q1-16 LTM, respectively.
2.Includes compensation and benefits expenses attributable to OMG of $26.3 million and $26.3 million for the three months ended March 31, 2017 and 2016, respectively, and $99.5 million and $92.4 million for Q1-17 LTM and Q1-16 LTM, respectively.
3.Includes G&A expenses attributable to OMG of $19.4 million and $16.6 million for the three months ended March 31, 2017 and 2016, respectively, and $63.8 million and $59.4 million for Q1-17 LTM and Q1-16 LTM, respectively, which are not allocated to an operating segment.
4.Non-Core/Non-Recurring Other Cash Uses includes one-time acquisition costs, non-cash depreciation and amortization and placement fees and underwriting costs associated with selected strategies. See slide 13 in this presentation for additional details.
5.After income tax. Distributable Earnings attributable to common unitholders per unit calculation uses total common units outstanding, assuming no exchange of Ares Operating Group Units.
6.Units of 215,215,771 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
7.Total fee revenue is calculated as management fees plus net performance fees.
8.Effective management fee rate represents the quotient of management fees and the aggregate fee base for the quarters presented.

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GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis

$ in thousands	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Twelve Months Ended March 31, 2017	Twelve Months Ended March 31, 2016
Economic Net Income and Fee Related Earnings:				
Income (loss) before taxes	$(190,588)	$(8,974)	$116,306	$26,060
Adjustments:				
Amortization of intangibles	5,275	7,263	24,650	42,598
Depreciation expense	3,216	1,858	9,573	7,528
Equity compensation expenses	15,089	9,173	44,981	33,496
Acquisition and merger-related expenses	255,088	496	237,690	33,136
Placement fees and underwriting costs	3,439	930	8,933	6,710
Offering costs	660	—	660	—
Other non-cash expense, net	—	—	(1,728)	100
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(16,323)	13,402	(32,374)	7,968
Economic Net Income	$75,856	$24,148	$408,691	$157,596
Stand Alone performance fee income - realized	$(8,805)	$(6,349)	$(295,454)	$(92,658)
Stand Alone performance fee income - unrealized	(49,261)	37,348	(315,081)	74,151
Stand Alone performance fee compensation expense - realized	5,301	1,983	201,582	45,830
Stand Alone performance fee compensation expense - unrealized	35,401	(23,313)	248,296	(31,869)
Stand Alone net investment (income) loss	(11,770)	5,231	(68,010)	15,368
Fee Related Earnings	$46,722	$39,048	$180,024	$168,418
Stand Alone performance fee – realized	$8,805	$6,349	$295,454	$92,658
Stand Alone performance fee compensation expense – realized	(5,301)	(1,983)	(201,582)	(45,830)
Stand Alone investment and other income realized, net	3,447	3,337	33,354	15,947
Less:				
One-time acquisition costs	(159)	(260)	(740)	(2,203)
Dividend equivalent	(3,461)	(971)	(7,813)	(3,396)
Equity income	(186)	164	520	(438)
Income tax expense	(1,643)	(1,615)	(16,117)	(6,344)
Placement fees and underwriting costs	(3,439)	(930)	(8,933)	(6,710)
Non-cash depreciation and amortization	(3,216)	(1,858)	(9,573)	(7,527)
Offering costs	(660)	—	(660)	—
Distributable Earnings	$40,909	$41,281	$263,934	$204,575

Performance Related Earnings				
Economic Net Income	$75,856	$24,148	$408,691	$157,596
Less: Fee Related Earnings	(46,722)	(39,048)	(180,024)	(168,418)
Performance Related Earnings	$29,134	$(14,900)	$228,667	$(10,822)

Note: This table is a reconciliation of income (loss) before provision for income taxes on a consolidated basis to ENI, FRE, PRE and DE on a Stand Alone basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

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GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis (cont.)

$ in thousands	Three Months Ended March 31,		Twelve Months Ended March 31,	
	2017	2016	2017	2016
Performance fee and net investment income reconciliation:				
Stand Alone performance fee income - realized	$8,805	$6,349	$295,454	$92,658
Performance fee income - realized earned from Consolidated Funds	(3,422)	—	(3,422)	(1,177)
Performance fee - realized reclass[1]	—	(171)	(7,196)	(6,643)
Performance fee income - realized	$5,383	$6,178	$284,836	$84,838
Stand Alone performance fee income - unrealized	$49,261	$(37,348)	$315,081	$(74,151)
Performance fee income - unrealized earned from Consolidated Funds	552	1,624	(2,211)	5,392
Performance fee - unrealized reclass[1]	(24)	(401)	5,265	(336)
Performance fee income - unrealized	$49,789	$(36,125)	$318,135	$(69,095)
Stand Alone net investment income (loss)	$11,770	$(5,231)	$68,010	$(15,368)
Net investment income (loss) from Consolidated Funds	27,840	(10,564)	80,648	12,722
Performance fee - reclass[1]	24	572	1,931	6,979
Change in value of contingent consideration	20,248	(228)	38,151	5,390
Other non-cash expense	—	—	1,728	(100)
Offering costs	(660)	—	(660)	—
GAAP net investment income (loss)	$59,222	$(15,451)	$189,808	$9,623

Note: These tables are a reconciliation of consolidated performance fee income, realized and unrealized performance fee income and net investment income to a Stand Alone basis, which assist in the reconciliation of GAAP Net Income (Loss) to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company's Condensed Consolidated Statements of Operations.

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Credit Group[1]

- Management fees increased 13% for Q1-17 compared to Q1-16, primarily driven by ARCC's acquisition of ACAS and deployment in our direct lending, structured credit and high yield funds
- Performance Related Earnings increased by $12.2 million in Q1-17 from Q1-16 driven by market appreciation in credit opportunities and U.S. and European direct lending funds
- Distributable Earnings decreased by $2.2 million for Q1-17 compared to Q1-16, primarily due to a lack of realizations in funds compared to Q1-16

Financial Summary and Highlights[2]

$ in thousands	Q1-17	Q1-16	% Change	Q1-17 LTM	Q1-16 LTM	% Change
Management fees[3]	$121,347	$107,247	13%	$458,764	$432,826	6%
Fee Related Earnings	**$66,542**	**$58,137**	**14%**	**$251,582**	**$230,020**	**9%**
Net performance fees	$4,971	$(8,415)	NM	$49,791	$(9,962)	NM
Investment income	4,888	6,066	(19)%	41,717	8,233	NM
Interest expense	(2,458)	(2,448)	<1%	(8,619)	(7,789)	11%
Net investment income	2,430	3,618	(33)%	33,098	444	NM
Performance Related Earnings	**$7,401**	**$(4,797)**	**NM**	**$82,889**	**$(9,518)**	**NM**
Economic Net Income	**$73,943**	**$53,340**	**39%**	**$334,471**	**$220,502**	**52%**
Distributable Earnings	**$64,272**	**$66,473**	**(3)%**	**$292,765**	**$272,495**	**7%**
AUM ($ in billions)	$65.2	$58.3	12%			
FPAUM ($ in billions)	$45.7	$39.6	15%			

14%

Q1-17 increase in Fee Related Earnings

39%

Q1-17 increase in Economic Net Income

E.U. Direct Lending: 2.7%[4]
High Yield: 2.0%[5]
Syndicated Loans: 1.0%[5]

Q1-17 gross returns

Note: Past performance is not indicative of future results. The Credit Group had ~215 investment professionals, ~1300 portfolio companies and 139 active funds as of March 31, 2017. As of July 1 2017, the special situations strategy moved out of the Credit Group and into our Private Equity Group. Historical results have been adjusted to conform with the current presentation.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 for complete financial results.
3. Includes ARCC Part I Fees of $33.3 million and $28.6 million for Q1-17 and Q1-16, respectively, and $125.8 million and $121.1 million for Q1-17 LTM and Q1-16 LTM, respectively.
4. The net return for E.U. direct lending is 2.0% for Q1-17. Gross and net returns for E.U. direct lending are represented by ACE II. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross returns are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The gross and net returns for the Euro denominated feeder fund are 2.5% and 1.8% for Q1-17. ACE II represents the significant fund with at least 2 years from initial investment. Returns are calculated at the fund level and are time-weighted rates of return calculated on a quarterly basis using the modified Dietz method. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses.
5. Net performance returns: 0.8% for U.S. Syndicated Loan funds and 1.8% for U.S. High Yield funds. Performance for Syndicated Loans is represented by our U.S. Bank Loan Aggregate Composite. Performance for High Yield is represented by our U.S. High Yield composite.

15

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Private Equity Group(1)

- Management fees increased 3% for Q1-17 compared to Q1-16, primarily attributable to ACOF V, which began paying management fees in March 2017. This increase was partially offset by the reduction in management fees attributable to the step down in fee rate and fee basis for ACOF IV in connection with the launch of ACOF V
- Performance Related Earnings for Q1-17 increased by $29.5 million from Q1-16, primarily driven by a 2.2% gross return[3] for our private equity portfolio due to appreciation of certain assets. Net investment income for Q1-17 increased by $19.4 million from Q1-16, primarily due to unrealized market appreciation in our Asian corporate private equity strategy
- Distributable Earnings increased by $3.5 million for Q1-17 compared to Q1-16, primarily driven by increases in fee related earnings and net realized investment income

Financial Summary and Highlights(2)

$ in thousands	Q1-17	Q1-16	% Change	Q1-17 LTM	Q1-16 LTM	% Change
Management fees	$39,819	$38,676	3%	$148,933	$153,033	(3)%
Fee Related Earnings	**$22,743**	**$21,412**	**6%**	**$74,710**	**$82,290**	**(9)%**
Net performance fees	$6,732	$(3,314)	NM	$94,467	$(1,146)	NM
Investment income (loss)	9,277	(10,280)	NM	54,296	(15,612)	NM
Interest expense	(1,513)	(1,405)	8%	(5,697)	(5,661)	1%
Net investment income (loss)	7,764	(11,685)	NM	48,599	(21,273)	NM
Performance Related Earnings	**$14,496**	**$(14,999)**	**NM**	**$143,066**	**$(22,419)**	**NM**
Economic Net Income	**$37,239**	**$6,413**	**NM**	**$217,776**	**$59,871**	**264%**
Distributable Earnings	**$21,914**	**$18,371**	**19%**	**$147,811**	**$81,226**	**82%**
AUM ($ in billions)	$24.7	$25.1	(2)%			
FPAUM ($ in billions)	$17.2	$12.0	43%			

43%

Q1-17 increase in FPAUM

19%

Q1-17 growth in Distributable Earnings

2.2%

Q1-17 gross return in Corporate Private Equity portfolio[3]

Note: Past performance is not indicative of future results. The Private Equity Group had ~80 investment professionals, 30 portfolio companies, 63 U.S. Power and Energy Assets and 23 active funds and related co-investment vehicles as of March 31, 2017. As of July 1 2017, the special situations strategy moved out of the Credit Group and into our Private Equity Group. Historical results have been adjusted to conform with the current presentation.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 for complete financial results.
3. Performance for corporate private equity portfolio is represented by the ACOF I-IV Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III and ACOF IV. Performance returns are gross time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net returns for corporate private equity portfolio was 1.5% for Q1-17. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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Real Estate Group[1]

- Management fees declined 7% for Q1-17 compared to Q1-16, primarily driven by the wind down of one of our U.S. value-add equity funds and partially offset by the deployment of additional capital in our U.S. opportunistic strategy
- Fee related earnings increased 35% for Q1-17 compared to Q1-16 due to lower expenses driven by one-time expenses in Q1-16 that did not recur in Q1-17
- Performance Related Earnings increased by $1.0 million for Q1-17 compared to Q1-16 primarily due to EF IV which crossed its hurdle rate during Q4-16 and was partially offset by lower appreciation in certain funds in our U.S. equity strategy
- Distributable Earnings increased by $0.4 million for Q1-17 compared to Q1-16 primarily driven by increase in fee related earnings and net realized investment and other income

Financial Summary and Highlights[2]

$ in thousands	Q1-17	Q1-16	% Change	Q1-17 LTM	Q1-16 LTM	% Change
Management fees	$15,615	$16,745	(7)%	$65,867	$65,411	1%
Fee Related Earnings	**$3,139**	**$2,327**	**35%**	**$16,969**	**$7,861**	**116%**
Net performance fees	$5,661	$2,060	175%	$16,399	$15,654	5%
Investment income	1,158	3,559	(67)%	5,609	7,641	(27)%
Interest expense	(432)	(274)	58%	(1,214)	(981)	24%
Net investment income	726	3,285	(78)%	4,395	6,660	(34)%
Performance Related Earnings	**$6,387**	**$5,345**	**19%**	**$20,794**	**$22,314**	**(7)%**
Economic Net Income	**$9,526**	**$7,672**	**24%**	**$37,763**	**$30,175**	**25%**
Distributable Earnings	**$3,113**	**$2,678**	**16%**	**$22,067**	**$14,811**	**49%**
AUM ($ in billions)	$9.9	$10.2	(3)%			
FPAUM ($ in billions)	$6.4	$6.7	(4)%			

35%

Q1-17 increase in Fee Related Earnings

16%

Q1-17 growth in Distributable Earnings

U.S. Equity: 4.4%

E.U. Equity: 5.2%

Q1-17 Gross Returns[3]

Note: Past performance is not indicative of future results. The Real Estate Group had ~75 investment professionals, ~165 properties and 41 active funds as of March 31, 2017.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 for complete financial results.
3. Returns are gross time-weighted rates of return and do not reflect the deduction of management fees or carried interest, or fund expenses, if applicable. Gross return for U.S. equity is represented by U.S. Fund VIII and gross return for E.U. equity is represented by EF IV. EF IV is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross returns are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The funds shown represent the significant funds with at least 2 years from initial investment. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net returns for U.S. equity and E.U. equity were 3.1% and 4.3% for Q1-17. The gross and net returns for the Euro denominated feeder fund were 4.9% and 4.0% for Q1-17.

17

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18 Economic Net Income per Unit Data 1. Pro forma units of 215,215,771 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company’s equity-based awards. 2. The Company has 12,400,000 of 7% Series A Preferred Units outstanding as March 31, 2017. 3. The provision for income taxes on ENI was calculated by multiplying (1) Ares Management, L.P.’s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary) by (2) those subsidiaries’ effective corporate tax rate. Three Months Ended March 31, $ in thousands, except share data 2017 2016 Economic Net Income per unit Economic Net Income before taxes $75,856 $24,148 (-) Entity level foreign, state and local taxes (1,646) (1,615) Economic Net Income after entity level foreign, state and local taxes $74,210 $22,533 Economic Net Income per unit(1) $0.34 $0.11 After-tax Economic Net Income, net of preferred unit distribution Economic Net Income after entity level, foreign, state and local taxes $74,210 $22,533 (-) Preferred unit distribution(2) (5,425) — Economic Net Income, net of preferred unit distribution 68,785 22,533 (-) Income tax provision(3) (4,987) (5,950) After-tax Economic Net Income, net of preferred unit distribution $63,798 $16,583 After-tax Economic Net Income (loss) per unit(1) $0.30 $0.08 After-tax Economic Net Income per common unit Economic Net Income after entity level, foreign, state and local taxes $68,785 $22,533 x Common ownership % 38.35% 37.87% Economic Net Income attributable to common unitholders $26,379 $8,533 (-) Income tax provision(3) (4,987) (5,950) After-tax Economic Net Income attributable to common unitholders $21,392 $2,583 After-tax Economic Net Income per common unit $0.26 $0.03

Distributable Earnings per Unit Data

	Three Months Ended March 31,	
	2017	2016
Distributable Earnings per Ares Operating Group Unit[1] outstanding		
Distributable Earnings	$40,909	$41,281
(-) Preferred unit distribution[2]	(5,425)	-
Distributable Earnings, net of preferred unit distribution	$35,484	$41,281
x Ares Operating Group Units[1] ownership %	61.57%	62.13%
Distributable Earnings attributable to Ares Operating Group Units[1]	**$21,848**	**$25,649**
Distributable Earnings per Ares Operating Group Unit outstanding[1]	**$0.17**	**$0.19**
Distributable Earnings per common unit outstanding		
Distributable Earnings, net of preferred unit distribution	$35,484	$41,281
x Common unitholder ownership %	38.43%	37.87%
Distributable Earnings attributable to common unitholders	**$13,636**	**$15,632**
(-) Current provision for income taxes[3]	(2,151)	(3,445)
After-tax Distributable Earnings attributable to common unitholders	**$11,485**	**$12,187**
Distributable Earnings per common unit, net of preferred unit distribution	**$0.14**	**$0.15**
Actual Distribution per common unit	**$0.13**	**$0.15**

1. Exchangeable into common units.
2. The Company has 12,400,000 of 7% Series A Preferred Units outstanding as March 31, 2017.
3. The current provision for income taxes of Ares Management, L.P. on Distributable Earnings (DE) represents the current provision for income taxes on pre-tax net income or loss (reduced by the pro forma interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary).

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Balance Sheet

- $104.0 million in cash and cash equivalents, $488.2 million in debt obligations with $165.0 million drawn against the $1.04 billion revolving credit facility as of March 31, 2017
- Substantial balance sheet value related to investments in Ares managed vehicles and net performance fees receivable
  - As of March 31, 2017, investments reported on a GAAP basis were $488.5 million. On a Stand Alone basis, investments were $652.7 million(1)
  - As of March 31, 2017, gross performance fees receivable reported on a GAAP basis were $809.0 million. On a Stand Alone basis, performance fees receivable were $816.8 million(2)
    - As of March 31, 2017, net performance fees receivable reported on a GAAP basis were $177.5 million. On a Stand Alone basis, performance fees receivable were $185.3 million(2)
    - As of March 31, 2017, net performance fees receivable reported on a GAAP basis increased 10.2% compared to the fourth quarter of 2016. On a Stand Alone basis, net performance fees receivable increased 9.4% compared to the fourth quarter of 2016.

Net Performance Fees Receivable by Group – GAAP

$ in thousands

Q1 2017: $177,548



12%
25%
63%
Credit
Private Equity
Real Estate

Net Performance Fees Receivable by Group – Stand Alone

$ in thousands

Q1 2017: $185,326



11%
26%
63%
Credit
Private Equity
Real Estate

1. As of March 31, 2017, $51.4 million was invested in non-Ares managed vehicles. Difference between GAAP and Stand Alone investments represents investments of $164.2 million in Consolidated Funds that are eliminated upon consolidation.
2. Difference between GAAP and Stand Alone gross and net performance fees receivable of $7.8 million represents fees earned from Consolidated Funds that are eliminated upon consolidation.

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20

21 Corporate Data Board of Directors Michael Arougheti Co-Founder and President of Ares Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Common Angels Ventures David Kaplan Co-Founder and Partner of Ares, Co-Head of Private Equity Group John Kissick Co-Founder and Former Partner of Ares Michael Lynton Former Chief Executive Officer of Sony Entertainment Dr. Judy D. Olian Dean of UCLA Anderson School of Management and the John E. Anderson Chair in Management Antony P. Ressler Co-Founder, Chairman and Chief Executive Officer of Ares Bennett Rosenthal Co-Founder and Partner of Ares, Co-Head of Private Equity Group Executive Officers Michael Arougheti Co-Founder and President Kipp deVeer Partner David Kaplan Co-Founder and Partner Michael McFerran Executive Vice President, Chief Financial Officer Antony P. Ressler Co-Founder and Chief Executive Officer Bennett Rosenthal Co-Founder and Partner Michael Weiner Executive Vice President, Chief Legal Officer of Ares Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Michael Carrier (646) 855-5004 Credit Suisse Craig Sigenthaler (212) 325-3104 Goldman Sachs Alexander Blostein (212) 357-9976 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 SunTrust Robinson Humphrey Douglas Mewhirter (404) 926-5745 Wells Fargo Securities Christopher Harris (443) 263-6513 Corporate Counsel Proskauer Rose LLP Los Angeles, CA Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Securities Listing NYSE: ARES NYSE: ARES PR A Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11210 Tel: (877) 681-8121 Fax: (718) 236-2641 info@amstock.com www.amstock.com Investor Relations Contacts Carl Drake Partner/Head of Ares Management, LLC Public Investor Relations and Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Veronica Mendiola Vice President Tel: (212) 808-1150 General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com

Appendix

Financial Details – Segments

Three Months Ended March 31, 2017

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Total Segments	Operations Management Group	Total Stand Alone[1]
Management fees (Credit Group includes ARCC Part I Fees of $33,257)	$121,347	$39,819	$15,615	$176,781	$—	$176,781
Other fees	4,503	340	(9)	4,834	—	4,834
Compensation and benefits	(51,342)	(13,218)	(9,736)	(74,296)	(26,314)	(100,610)
General, administrative and other expenses	(7,966)	(4,198)	(2,731)	(14,895)	(19,388)	(34,283)
Fee Related Earnings	**$66,542**	**$22,743**	**$3,139**	**$92,424**	**($45,702)**	**$46,722**
Performance fees - realized	$8,778	$—	$27	$8,805	$—	$8,805
Performance fees - unrealized	2,936	32,237	14,088	49,261	—	49,261
Performance fee compensation - realized	(5,285)	—	(16)	(5,301)	—	(5,301)
Performance fee compensation - unrealized	(1,458)	(25,505)	(8,438)	(35,401)	—	(35,401)
Net performance fees	**$4,971**	**$6,732**	**$5,661**	**$17,364**	**$—**	**$17,364**
Investment income - realized	$318	$579	$1,783	$2,680	$1,859	$4,539
Investment income (loss) - unrealized	4,589	8,546	(444)	12,691	(1,407)	11,284
Interest and other investment income (loss)	(19)	152	(181)	(48)	874	826
Interest expense	(2,458)	(1,513)	(432)	(4,403)	(476)	(4,879)
Net investment income	**$2,430**	**$7,764**	**$726**	**$10,920**	**$850**	**$11,770**
Performance Related Earnings	**$7,401**	**$14,496**	**$6,387**	**$28,284**	**$850**	**$29,134**
Economic Net Income	**$73,943**	**$37,239**	**$9,526**	**$120,708**	**($44,852)**	**$75,856**
Distributable Earnings	**$64,272**	**$21,914**	**$3,113**	**$89,299**	**($48,390)**	**$40,909**

Three Months Ended March 31, 2016

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Total Segments	Operations Management Group	Total Stand Alone[1]
Management fees (Credit Group includes ARCC Part I Fees of $28,625)	$107,247	$38,676	$16,745	$162,668	$—	$162,668
Other fees	109	340	258	707	—	707
Compensation and benefits	(43,909)	(14,364)	(11,235)	(69,508)	(26,277)	(95,785)
General, administrative and other expenses	(5,310)	(3,240)	(3,441)	(11,991)	(16,551)	(28,542)
Fee Related Earnings	**$58,137**	**$21,412**	**$2,327**	**$81,876**	**($42,828)**	**$39,048**
Performance fees - realized	$6,178	$—	$171	$6,349	$—	$6,349
Performance fees - unrealized	(29,047)	(12,423)	4,122	(37,348)	—	(37,348)
Performance fee compensation - realized	(1,983)	—	—	(1,983)	—	(1,983)
Performance fee compensation - unrealized	16,437	9,109	(2,233)	23,313	—	23,313
Net performance fees	**($8,415)**	**($3,314)**	**$2,060**	**($9,669)**	**$—**	**($9,669)**
Investment income (loss) - realized	$82	($32)	($132)	($82)	($57)	($139)
Investment income (loss) - unrealized	(1,595)	(10,157)	2,799	(8,953)	385	(8,568)
Interest and other investment income (loss)	7,579	(91)	892	8,380	(49)	8,331
Interest expense	(2,448)	(1,405)	(274)	(4,127)	(728)	(4,855)
Net investment income (loss)	**$3,618**	**($11,685)**	**$3,285**	**($4,782)**	**($449)**	**($5,231)**
Performance Related Earnings	**($4,797)**	**($14,999)**	**$5,345**	**($14,451)**	**($449)**	**($14,900)**
Economic Net Income	**$53,340**	**$6,413**	**$7,672**	**$67,425**	**($43,277)**	**$24,148**
Distributable Earnings	**$66,473**	**$18,371**	**$2,678**	**$87,522**	**($46,241)**	**$41,281**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis" on slides 13-14.

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23

AUM and FPAUM Rollforward

Q1-17 Total AUM Rollforward ($ in millions)

	Credit	Private Equity	Real Estate	Total
Q4-16 Ending Balance	**$60,466**	**$25,041**	**$9,752**	**$95,259**
Acquisitions	3,605	—	—	3,605
Commitments	2,740	42	292	3,074
Capital reductions	(1,213)	(1)	(52)	(1,266)
Distributions/redemptions	(996)	(643)	(156)	(1,795)
Changes in fund value	629	214	105	948
Q1-17 Ending Balance	**$65,231**	**$24,653**	**$9,941**	**$99,825**
QoQ change	$4,765	($388)	$189	$4,566

LTM Total AUM Rollforward ($ in millions)

	Credit	Private Equity	Real Estate	Total
Q1-16 Ending Balance	**$58,263**	**$25,061**	**$10,183**	**$93,507**
Acquisitions	3,605	—	—	3,605
Commitments	12,439	237	1,243	13,919
Capital reductions	(7,580)	(5)	(243)	(7,828)
Distributions/redemptions	(3,016)	(3,119)	(1,471)	(7,606)
Changes in fund value	1,520	2,479	229	4,228
Q1-17 Ending Balance	**$65,231**	**$24,653**	**$9,941**	**$99,825**
YoY change	$6,968	($408)	($242)	$6,318

Q1-17 Total FPAUM Rollforward ($ in millions)

	Credit	Private Equity	Real Estate	Total
Q4-16 Ending Balance	**$42,709**	**$11,314**	**$6,540**	**$60,563**
Acquisitions	2,789	—	—	2,789
Commitments	531	7,641	—	8,172
Subscriptions/deployment/increase in leverage	1,016	380	55	1,451
Distributions/redemptions/decrease in leverage	(1,819)	(347)	(175)	(2,341)
Changes in fund value	470	(279)	(15)	176
Change in fee basis	—	(1,527)	(48)	(1,575)
Q1-17 Ending Balance	**$45,696**	**$17,182**	**$6,357**	**$69,235**
QoQ change	$2,987	$5,868	($183)	$8,672

LTM Total FPAUM Rollforward ($ in millions)

	Credit	Private Equity	Real Estate	Total
Q1-16 Ending Balance	**$39,604**	**$12,010**	**$6,676**	**$58,290**
Acquisitions	2,789	—	—	2,789
Commitments	3,951	7,800	348	12,099
Subscriptions/deployment/increase in leverage	3,886	480	651	5,017
Distributions/redemptions/decrease in leverage	(5,953)	(954)	(1,035)	(7,942)
Changes in fund value	1,419	(338)	(111)	970
Change in fee basis	—	(1,816)	(172)	(1,988)
Q1-17 Ending Balance	**$45,696**	**$17,182**	**$6,357**	**$69,235**
YoY change	$6,092	$5,172	($319)	$10,945

Credit

- AUM increased by 8.0% from Q4-16, primarily driven by ARCC's acquisition of ACAS and new capital commitments in liquid and direct lending strategies, partially offset by run-off in U.S. syndicated loans and other liquid credit funds
- FPAUM increased by 7.0% from Q4-16, primarily driven by ARCC's acquisition of ACAS, capital commitments in liquid and direct lending strategies and deployment in funds paid on invested capital, partially offset by run-off in U.S. syndicated loans and other liquid credit funds

Private Equity

- AUM decreased slightly by 1.5% from Q4-16 as strong appreciation in various corporate private equity funds was mostly offset by distributions, primarily in our power and energy infrastructure funds
- FPAUM increased by 51.9% from Q4-16, primarily attributable to management fees turning on for ACOF V which includes $7.6 billion in fee eligible AUM, slightly offset by change in fee basis in ACOF IV of $1.5 billion

Real Estate

- AUM increased 1.9% from Q4-16, primarily driven by new debt commitments to ACRE, offset by distributions in our U.S. and E.U. equity strategies
- FPAUM decreased by 2.8% from Q4-16, primarily driven by run-offs in value-add and opportunistic strategies in funds past their investment periods

Note: For definitions of AUM and FPAUM please refer to the "Glossary" slide in the appendix.

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AUM and FPAUM by Strategy[1]

Strategy ($ in billions)	AUM	% AUM	FPAUM	% FPAUM
Credit				
Syndicated Loans	$16.8	26%	$15.6	34%
High Yield	4.6	7%	4.7	10%
Credit Opportunities	3.3	5%	2.7	6%
Structured Credit	4.3	7%	3.2	7%
U.S. Direct Lending[2]	26.3	40%	14.3	31%
E.U. Direct Lending	9.9	15%	5.2	11%
Total Credit Group	**$65.2**	**100%**	**$45.7**	**100%**
Private Equity				
Corporate Private Equity				
ACOF V	$7.9	32%	$7.6	—%
ACOF IV	6.1	25%	3.2	18%
ACOF III	3.6	15%	1.9	11%
ACOF I-II	0.5	2%	0.0	—%
ACOF Asia	0.2	1%	0.1	—%
U.S Power and Energy Infrastructure				
Fifth Power/Infrastructure Fund	0.6	2%	0.5	3%
EIF I-IV and Co-investment Vehicles	4.1	16%	3.3	20%
Special Situations				
Special Situations	1.7	7%	0.6	3%
Private Equity Group	**$24.7**	**100%**	**$17.2**	**56%**
Real Estate				
U.S. Equity	$4.0	42%	$2.7	43%
E.U. Equity	3.1	31%	2.5	39%
Debt	2.8	28%	1.1	18%
Real Estate Group	**$9.9**	**100%**	**$6.3**	**100%**
Total	**$99.8**		**$69.2**	

1. As of March 31, 2017.
2. AUM includes ARCC, IHAM, SSLP and SDLP AUM of $13.9 billion, $3.8 billion, $1.3 billion and $1.1 billion, respectively. ARCC's wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 22 funds and serves as the sub-manager or sub-adviser for 2 other funds as of March 31, 2017.

25

ARES

26 Balance Sheet Investments by Strategy Note: Reflects the balance sheet of Ares Management, L.P. and its consolidated subsidiaries, excluding the effect of Consolidation. *Through investments in Ares CLOs. $ in thousands March 31, 2017 December 31, 2016 Private Equity ACOF I - II $4,788 $5,503 ACOF III 94,358 97,549 ACOF IV 40,776 37,308 ACOF V 1,156 — ACOF Asia 74,974 71,769 U.S. Power & Energy Infrastructure 16,970 17,361 Special Situations & other 26,973 27,927 Private Equity $259,995 $257,417 Credit Syndicated Loans* $165,567 $140,667 Credit Opportunities 4,115 4,035 Structured Credit 8,768 9,004 U.S. Direct Lending 38,984 37,696 E.U. Direct Lending 46,061 44,882 Credit Group $263,495 $236,284 Real Estate U.S. Equity $63,526 $62,208 E.U. Equity 14,231 13,077 Real Estate $77,757 $75,285 Operations Management Group Other $51,437 $53,229 Other $51,437 $53,229 Total $652,684 $622,215

Significant Fund Performance Metrics*

The following table presents the performance data for significant funds in the Credit Group that are not drawdown funds:

As of March 31, 2017							
			Returns (%)[2]				
			Current Quarter		Since Inception[3]		
	Year of Inception	AUM[1] (in millions)	Gross	Net	Gross	Net	Primary Investment Strategy
Credit							
ARCC	2004	$13,913	N/A	2.6%	N/A	11.8%	U.S. Direct Lending[4]
Sub-advised Client A	2007	$705	1.9%	1.8%	7.9%	7.6%	High Yield[5]
Sub-advised Client B	2009	$670	0.9%	0.8%	6.5%	6.0%	Syndicated Loans[5]
ELIS XI	2013	$654	1.1%	1.0%	3.3%	2.8%	Syndicated Loans[5]
Separately Managed Account Client A	2015	$1,102	4.7%	4.6%	6.6%	6.4%	Structured Credit[5]
Separately Managed Account Client B*	2016	$791	N/A	N/A	N/A	N/A	High Yield

Note: Past performance is not indicative of future results. AUM and Net Returns as of March 31, 2017 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the three months ended March 31, 2017 or comprised 1% or more of the Company's total FPAUM as of March 31, 2017, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 29-30 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

* Returns are not shown for funds until at least 2 years from initial investment and the fund is either 50% through its investing period or 50% of committed capital has been deployed.

27

ARES

Significant Fund Performance Metrics*

The following table presents the performance data for our significant funds, all of which are drawdown funds:

As of March 31, 2017													
								MOIC		IRR			
($ in millions)	Year of Inception	AUM[1]	Original Capital Commitments	Cumulative Invested Capital	Realized Proceeds	Unrealized Value	Total Value	Gross	Net	Gross	Net	Primary Investment Strategy
Credit												
CSF	2008	$237	$1,500	$1,500	$2,288	$216	$2,504	1.9x	1.7x	12.9%	10.0%	Credit Opportunities[6][7][8][9][10][11][12]
ACE II	2013	$1,467	$1,216	$942	$270	$889	$1,159	1.3x	1.2x	10.1%	7.3%	E.U. Direct Lending[7][8][9][10][11][12][13]
ACE III*	2015	$3,987	$2,822	$1,132	$31	$1,197	$1,228	1.1x	1.1x	N/A	N/A	E.U. Direct Lending[7][8][9][10][14]
Private Equity												
USPF III	2007	$980	$1,350	$1,809	$1,720	$964	$2,685	1.5x	1.5x	8.9%	6.4%	U.S. Power and Energy Infrastructure[15][16][17][18][19][20]
ACOF III	2008	$3,625	$3,510	$3,867	$5,534	$3,208	$8,742	2.3x	1.9x	29.5%	21.3%	Corporate Private Equity[15][16][17][18][19][20]
USPF IV	2010	$1,953	$1,688	$1,773	$732	$1,729	$2,460	1.4x	1.3x	13.4%	10.3%	U.S. Power and Energy Infrastructure[15][16][17][18][19][20]
ACOF IV	2012	$6,147	$4,700	$3,542	$834	$4,918	$5,753	1.6x	1.4x	23.4%	15.3%	Corporate Private Equity[15][16][17][18][19][20]
ACOF V	2017	$7,880	$7,850	$500	$2	$545	$546	1.1x	1.0x	N/A	N/A	Corporate Private Equity[15][16][17][18][19][20]
Real Estate												
EF IV	2014	$1,275	$1,302	$789	$48	$976	$1,024	1.3x	1.1x	19.6%	11.5%	E.U. Real Estate Equity[12][16][21][22][23][24][25]
US VIII	2013	$851	$823	$572	$68	$634	$702	1.2x	1.1x	19.6%	12.8%	U.S. Real Estate Equity[12][16][21][22][23][24]
EPEP II*	2015	$704	$747	$207	$11	$216	$228	1.1x	1.0x	N/A	N/A	E.U. Real Estate Equity[16][22][23][24]

Note: Past performance is not indicative of future results. AUM and Net Returns as of March 31, 2017 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the three months ended March 31, 2017 or comprised 1% or more of the Company's total FPAUM as of March 31, 2017, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 29-30 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* IRRs are not shown for funds until at least 2 years from initial investment and the fund is either 50% through its investing period or 50% of committed capital has been deployed.

ARES

28

29 Significant Fund Performance Metrics Endnotes 1. AUM equals the sum of the NAV for such fund, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 3. Since inception returns are annualized. 4. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this presentation. 5. Gross returns do not reflect the deduction of management fees or any other expenses. Net returns are calculated by subtracting the applicable management fee from the gross returns on a monthly basis. 6. The AUM for CSF, a fund of funds, includes AUM that has been committed to other Ares funds. 7. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 8. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 9. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses. 10. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses. 11. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. Gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses. 12. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee- paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses. 13. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and gross and net MoIC presented in the chart are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the Euro denominated feeder fund are 13.1% and 9.8%, respectively. The gross and net MoIC for the Euro denominated feeder fund are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. The variance between the gross and net MoICs and the net IRRs for the U.S. dollar denominated and Euro denominated feeder funds is driven by the U.S. GAAP mark-to-market reporting of the foreign currency hedging program in the U.S. dollar denominated feeder fund. The feeder fund will be holding the foreign currency hedges until maturity, and therefore is expected to ultimately recognize a gain while mitigating the currency risk associated with the initial principal investments. 14. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC presented in the chart are for the Euro denominated feeder fund as that is the larger of the two feeders. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 15. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. 16. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 17. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses. 18. The net MoIC for the U.S. power and energy infrastructure funds is calculated at the fund-level. The net MoIC for the corporate private equity funds is calculated at the investment-level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses. 19. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses.

30 Significant Fund Performance Metrics Endnotes (cont’d) 20. The net IRR for the U.S. power and energy infrastructure funds is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRR for the corporate private equity funds is an annualized since inception net internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Cash flows used in the net IRR calculations are assumed to occur at month end. For all funds, the net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses. 21. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses. 22. Realized proceeds include distributions of operating income, sales and financing proceeds received. 23. The gross MoIC is calculated at the investment level. For EF IV, the gross MoIC is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance fees. For US VIII and EPEP II, the gross MoIC is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, performance fees as applicable and other expenses. 24. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses. 25. EF IV is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC and gross and net IRR presented in the chart are for the U.S. dollar denominated parallel fund as that is the larger of the two funds. The gross and net IRRs for the Euro denominated parallel fund are 19.8% and 13.1%, respectively. The gross and net MoIC for the Euro denominated parallel fund are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing.  All other values for EF IV are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.

31 Weighted Average Unit Information 1. Represents units exchangeable for Ares Management, L.P. common units on a one-for-one basis. 2. We apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted stock to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards. 3. Represents proportional dilutive impact based upon the percentage of Ares Operating Group owned by Ares Management, L.P. (38.43% and 37.87% as of March 31, 2017 and 2016, respectively). Q1-17 Q1-16 GAAP Units Adjusted Common Units GAAP Units Adjusted Common Units Ares Management, L.P. weighted average common units 81,106,734 81,106,734 80,683,051 80,683,051 Ares Operating Group Units exchangeable into common units(1) 130,403,174 — 132,382,815 — Dilutive effect of unvested restricted common units(2)(3) 3,705,863 2,062,847 489,691 185,435 Total Pro Forma Units 215,215,771 83,169,581 213,555,557 80,868,486

Additional Information

Distributions

- Ares declared a quarterly distribution of $0.13 per common unit, payable on June 5, 2017 to common unitholders of record at the close of business on May 22, 2017
- Ares declared a distribution of $0.4375 per Series A Preferred Unit with a payment date of June 30, 2017 to preferred unitholders of record as of the close of business on June 15, 2017

Targeted Net Returns[1]

Credit Group:

- Syndicated Loans and High Yield Bonds: Benchmark Outperformance[2]
- Credit Opportunities: 8-12%
- Structured Credit: 5-15%
- Direct Lending: 5-15%[5]

Real Estate Group:

- Real Estate Debt: 5-12%
- Real Estate Equity: 12-18%

Private Equity Group:

- Corporate Private Equity: 18-22%
- U.S. Power and Energy Infrastructure: 15-17%
- Special Situations: 15-20%

Capital Base by Duration[1]

Permanent Capital: 16%
10 or more years: 15%
7 to 9 years: 20%
3 to 6 years: 27%
Fewer than 3 years: 6%
Managed Accounts: 16%

Investor Base as % of AUM[1]

Public Entity & Related: 22%

- **500+** institutional investors[3]
- **200,000+** retail investors across our public funds[4]

Institutional Intermediated: 13%

Institutional Direct: 65%

- Pension: 28%
- SWF: 10%
- Bank/Private Bank: 7%
- Investment Manager: 3%
- Insurance: 10%
- Endowment: 2%
- Other: 5%

Total Direct Institutional Investors: 722

No assurance can be made that such results will be achieved.

1. As of March 31, 2017, unless otherwise noted.
2. Ares bank loan and high yield strategies are typically benchmarked against the Credit Suisse Leveraged Loan Index ("CSLLI") and the BofA Merrill Lynch U.S. High Yield Master II Index ("H0A0"), respectively. While the other credit strategies cited above are absolute return focused, our bank loan and high yield funds seek to outperform these respective indices over market cycles. Q1-17 returns for the CSLLI and the H0A0 were 1.20% and 2.71%, respectively. NOTE: Certain of Ares funds are not benchmarked against any particular index due to fund specific portfolio constraints.
3. Most recent data available as of April 28, 2017.
4. As of April 27, 2017 for ARCC and ACSF, April 15, 2016 for ACRE and June 13, 2016 for ARDC.
5. Includes funds managed or co-managed by Ares. Also includes funds managed by IHAM, a wholly owned portfolio company of ARCC, and a registered investment adviser.

ARES

32

33 Stand Alone –Financial Data(1) 1. Stand Alone results represent the operating segments plus OMG but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $121.2 million and $121.5 million for the years ended December 31, 2016 and 2015, respectively. 3. Compensation and benefits expenses include expense reimbursements of $23.9 million and $21.6 million for the year ended December 31, 2016 and 2015, respectively, that were previously presented as administrative and other fees. 4. G&A expenses include expense reimbursements of $3.0 million and $4.4 million for the year ended December 31, 2016 and 2015, respectively, that were previously presented as administrative and other fees. $ in thousands Year ended December 31, 2016 2015 Credit Group $444,664 $432,769 Private Equity Group 147,790 152,104 Real Estate Group 66,997 66,045 Management fees(2) $659,451 $650,918 Other fees $12,351 $4,599 Compensation and benefits expenses(3) (384,715) (360,622) General, administrative and other expense(4) (114,737) (117,903) Fee Related Earnings $172,350 $176,992 Net performance fees $133,624 $41,912 Net investment income (loss) 51,009 (2,526) Performance Related Earnings $184,633 $39,386 Economic Net Income $356,983 $216,378 Other Data Total Fee Revenue $793,075 $692,830 Distributable Earnings $264,306 $230,589 Management Fees as % of Total Fees 83% 94% Fee Related Earnings as % of Economic Net Income 48% 82% Fee Related Earnings as % of Distributable Earnings 65% 77%

34 GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to ENI, FRE, PRE and DE on a Stand Alone basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. $ in thousands Year ended December 31, 2016 2015 Economic net income and fee related earnings: Income before taxes $297,920 $81,484 Adjustments: Amortization of intangibles 26,638 46,227 Depreciation expense 8,215 6,942 Equity compensation expenses 39,065 32,244 Acquisition and merger-related expenses (16,902) 34,864 Placement fees and underwriting costs 6,424 8,825 Other non-cash expense, net (1,728) 110 (Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations (2,649) 5,682 Economic net income $356,983 $216,378 Stand Alone performance fee income - realized ($292,998) ($121,948) Stand Alone performance fee income - unrealized (228,472) (31,647) Stand Alone performance fee compensation expense - realized 198,264 65,191 Stand Alone performance fee compensation expense - unrealized 189,582 46,492 Stand Alone net investment income (51,009) 2,526 Fee related earnings $172,350 $176,992 Stand Alone performance fee – realized $292,998 $121,948 Stand Alone performance fee compensation expense – realized (198,264) (65,191) Stand Alone investment and other income, net 33,244 24,836 Less: One-time acquisition costs (841) (2,916) Dividend equivalent (5,323) (3,337) Equity income 870 (758) Income tax expense (16,089) (5,208) Placement fees and underwriting costs (6,424) (8,825) Non-cash depreciation and amortization (8,215) (6,952) Distributable earnings $264,306 $230,589 Performance related earnings Economic net income $356,983 $216,378 Less: fee related earnings (172,350) (176,992) Performance Related Earnings $184,633 $39,386

35 GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis (cont.) Note: These tables are a reconciliation of consolidated performance fee income, realized and unrealized performance fee income and net investment income to a Stand Alone basis, which assist in the reconciliation of GAAP Net Income to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company’s Condensed Consolidated Statements of Operations. $ in thousands Year ended December 31, 2016 2015 Performance fee and net investment income reconciliation: Stand Alone performance fee income - realized $292,998 $121,948 Performance fee income - realized earned from Consolidated Funds — (1,769) Performance fee - realized reclass (7,367) (6,472) GAAP performance fee income - realized $285,631 $113,707 Stand Alone performance fee income - unrealized $228,472 $31,647 Performance fee income - unrealized earned from Consolidated Funds (1,139) 6,187 Performance fee - unrealized reclass 4,888 (926) GAAP performance fee income - unrealized $232,221 $36,908 Stand Alone net investment income (loss) $51,009 ($2,526) Net investment income from Consolidated Funds 42,244 25,702 Performance fee - reclass (1) 2,479 7,398 Change in value of contingent consideration 17,675 21,064 Other non-cash expense 1,728 (110) Merger-related expenses — (15,446) GAAP net investment income $115,135 $36,082

36 Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance fee on the investment income from ARCC. ARCC Part II Fees ARCC Part II Fees refers to fees based on ARCC's net capital gains, which are paid annually. Ares Operating Group Units Ares Operating Group Unit refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Assets Under Management Assets Under Management (or “AUM”) refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches. Available Capital Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities, and may include AUM that may be cancelled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Distributable Earnings Distributable earnings (or “DE”), a non-GAAP measure, is an operating metric that assesses our performance without the effects of our consolidated funds and the impact of unrealized income and expenses, which generally fluctuate with fair value changes. Among other things, this metric also is used to assist in determining amounts potentially available for distribution. However, the declaration, payment, and determination of the amount of distributions to unitholders, if any, is at the sole discretion of our Board of Directors, which may change our distribution policy at any time. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation, realized net investment and other income, and is reduced by expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is typically presented before giving effect to unrealized performance fees, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, and equity compensation expense. DE is presented prior to the effect of income taxes attributable to Ares Holdings Inc, and to distributions made to our preferred unitholders, unless otherwise noted. Economic Net Income Economic net income (or “ENI”), a non-GAAP measure, is an operating metric used by management to evaluate total operating performance, a decision tool for deployment of resources, and an assessment of the performance of our business segments. ENI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our total operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers and acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

37 Glossary (cont’d) Fee Paying Assets Under Management Fee paying AUM (or “FPAUM”) refers to the AUM on which we directly earn management fees. Fee paying AUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. Fee Related Earnings Fee related earnings (or “FRE”), a non-GAAP measure, refers to a component of ENI that is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of new capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub advised accounts and CLOs. Incentive Generating Assets Under Management Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee). With respect to ARCC, only ARCC Part II Fees may be generated from IGAUM . Incentive Eligible Assets Under Management Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee). Net Inflows of Capital Represents net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our three segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development/corporate strategy, legal/compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. This information constitutes non-GAAP financial information within the meaning of Regulation G, as promulgated by the SEC. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance.

38 Glossary (cont’d) Our Funds Our funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC, and a registered investment adviser. Performance Fees Performance fees refers to fees we earn based on the performance of a fund, which are generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either an incentive fee or carried interest. Performance Related Earnings Performance related earnings (or “PRE”) , a non-GAAP measure, is used to assess our investment performance net of performance fee compensation. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and total investment and other income that we earn from our Consolidated Funds and non-consolidated funds. Permanent Capital Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”); such funds may be required, or elect, to return all or a portion of capital gains and investment income. Senior Secured Loan Fund LLC Senior Secured Loan Fund LLC (or ‘‘SSLP’’) is a program co-managed by a subsidiary of Ares through which ARCC co-invests with affiliates of General Electric Company. Syndicated Loans Strategy Syndicated loans strategy refers to a diversified portfolio of liquid, traded non-investment grade secured loans to corporate issuers, including an allocation to syndicated middle market loans. Stand Alone Results presented on a Stand Alone basis show the results of our reportable segments on a combined segment basis together with our Operations Management Group. Total Fee Revenue Total fee revenue refers to the sum of segment management fees and net performance fees.